Exhibit 10.21

MODERNA THERAPEUTICS, INC.

RESTRICTED STOCK AWARD NOTICE

Moderna Therapeutics, Inc., a Delaware corporation (together with any successor, the “Company”), hereby grants, sells and issues to the entity named below, the Shares (as defined below) in exchange for the cancellation of all non-voting incentive units held by such entity pursuant to the Incentive Unit Agreement (as defined below), subject to the terms and conditions set forth in this Restricted Stock Award Notice (the “Award Notice”) and the attached Restricted Stock Agreement (the “Agreement”). For the avoidance of doubt, this Restricted Stock Award (the “Award”) is not issued under the Moderna Therapeutics, Inc. 2016 Stock Option and Grant Plan (the “Plan”) and does not reduce the share reserve under the Plan. However, certain terms and conditions of the Plan shall govern and apply to this Award as if such Award had actually been issued under the Plan as specifically described in Section 4 of the Agreement.

The Grantee (as defined below) agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the Shares to the Grantee. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof.

Name of Grantee:	(the “Grantee”)

No. of Shares:	Shares of Common Stock (the “Shares”)

Grant Date:	(the “Grant Date”)

Vesting Commencement Date:	(the “Vesting Commencement Date”)

Vesting Schedule:

Attachments: Restricted Stock Agreement, 2016 Stock Option and Grant Plan (which applies solely to the extent set forth in Section 4 of the Agreement)

MODERNA THERAPEUTICS, INC.

RESTRICTED STOCK AGREEMENT

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Award Notice and the Plan.

1.    Purchase and Sale of Shares; Vesting; Investment Representations.

(a)    Purchase and Sale. The Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth in the Award Notice in exchange the cancellation of all non-voting incentive held by the Grantee pursuant to the Incentive Unit Agreement (as defined below).

(b)    Vesting. All of the Shares are fully vested as of the Grant Date.

(c)    Investment Representations. In connection with the purchase and sale of the Shares contemplated by Section 1(a) above, the Grantee hereby represents and warrants to the Company as follows:

(i)    The Grantee is purchasing the Shares for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)    The Grantee has had such an opportunity as it has deemed adequate to obtain from the Company such information as is necessary to permit the Grantee to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

(iii)    The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv)    The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(v)    The Grantee understands that the Shares are not registered under the Act or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.

(vi)    The Grantee has read and understands the Plan and acknowledges and agrees that the Shares are subject to the terms and conditions of the Plan specifically set forth in Section 4 of this Agreement.

(vii)    The Grantee understands and agrees that the Company has a right of first refusal with respect to the Shares pursuant to Section 9(b) of the Plan.

(viii)    The Grantee understands and agrees that the Grantee may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 9(f) of the Plan.

(ix)    The Grantee understands the tax implications of purchasing the Shares, the Grantee has or will consult with its tax advisors regarding such tax implications.

(x)    The Grantee understands and agrees to the waiver of statutory information rights as set forth in Section 7 of this Agreement.

2.    Repurchase Right. The Company shall not have the right to repurchase any Shares of Restricted Stock pursuant to this Agreement, the Award Notice or the Plan.

3.    Restrictions on Transfer of Shares. The Shares shall be subject to certain transfer restrictions contained in Sections 9(a)(ii) and 9(b) of the Plan. Notwithstanding the foregoing, the Shares may be transferred without compliance with Section 9 of the Plan to any person who, directly or indirectly, controls, is controlled by, or is under common control with the Grantee, including without limitation any general partner, managing member, officer or director of Grantee or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, Grantee.

4.    Incorporation of Plan. As stated above, this Award is not granted pursuant to the Plan. However, the following sections of the Plan shall govern and apply to this Award as if such Award had actually been issued under the Plan: Section 1 (for purposes of definitions); Sections 2(a), 2(b), 2(d) and 9(g) (for purposes of interpreting the applicable provisions of this Award); Section 3(b) (for purposes of any adjustments to the Shares); Section 3(c)(ii)(C) (for purposes of cash payment in the event of a Sale Event); Section 9(a)(ii) (for purposes of Share transfers); and Sections 9(b) and 9(h) (for purposes of the right of first refusal).

5.    Miscellaneous Provisions.

(a)    Record Owner; Dividends. The Grantee and any transferees of the Shares in accordance with Section 3, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The Grantee and any such transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(b)    Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(c)    Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

(e)    Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(f)    Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(g)    Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(h)    Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(i)    Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(j)    Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

(k)    Satisfaction of Obligations. Without limiting the generality of Section 5(j), the Grantee acknowledges that this Agreement has been executed and the Shares granted hereunder have been issued pursuant to, and in full satisfaction of, any obligations of the Company, Moderna LLC or any affiliate thereof under any and all offer letters, employee agreements, consulting agreements and similar documents, if any, between the Company and the Grantee.

6.    Dispute Resolution.

(a)    Except as provided below, any dispute arising out of or relating to the Shares, this Agreement, or the breach, termination or validity of the Shares or this Agreement (including, without limitation, any terms and conditions of the Plan incorporated herein), shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 - 16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

(b)    The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c)    The Company, the Grantee, each party to the Agreement and any other holder of Shares issued pursuant to this Agreement (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 6 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d)    Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

7.    Waiver of Statutory Information Rights. The Grantee understands and agrees that, but for the waiver made herein, the Grantee would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of the Grantee as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, the Grantee hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of the Grantee under any other written agreement between the Grantee and the Company.

[SIGNATURE PAGE FOLLOWS]

The foregoing Restricted Stock Agreement is hereby accepted and the terms and conditions thereof are hereby agreed to by the undersigned as of the date of purchase of Shares above written.

MODERNA THERAPEUTICS, INC.

By:
Name:
Title:

Address:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof and understands that the Shares granted hereby are subject to the terms of this Agreement and, to the extent specifically set forth in Section 4 of this Agreement, certain terms of the Plan. This Agreement is hereby accepted, and the terms and conditions of the Award Notice and this Agreement, SPECIFICALLY INCLUDING THE ARBITRATION PROVISIONS SET FORTH IN SECTION 6 AND THE WAIVER OF STATUTORY INFORMATION RIGHTS SET FORTH IN SECTION 7 OF THIS AGREEMENT, are hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

By:
Name:
Title:

Address:

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